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                                                                    Exhibit 23.1





                              Accountants' Consent



The Board of Directors
Cytec Industries Inc.:

We consent to the use of our reports relating to the consolidated financial statements and schedules of Cytec Industries Inc. and subsidiaries incorporated herein by reference.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Short Hills, New Jersey
October 8, 1998